                                                                  EXHIBIT 99.h.2

                        NUVEEN AUCTION AGENCY AGREEMENT
                    Basic Terms for Acting as Auction Agent
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                               November 1, 1993

     These basic terms ("Basic Terms") set forth the general terms and conditions pursuant to which a bank or trust company identified in a Request and Acceptance Letter will act as auction agent (an "Auction Agent") for Municipal Auction Rate Cumulative Preferred Stock or Shares issued by an investment company registered under the Investment Company Act of 1940, as amended, as further identified by such Request and Acceptance Letter (a "Fund"), for which Nuveen Advisory Corp. is the investment adviser.

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     The Fund proposes to issue shares of MuniPreferred(R) pursuant to its Articles of Incorporation or Declaration of Trust, as amended or supplemented by the Statement. The Fund desires that the Auction Agent perform certain duties in connection with the MuniPreferred upon the terms and subject to the conditions of the Agreement.

1.   Definitions and Rules of Construction.
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     1.1  Terms Defined By Reference to Statement.
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          Capitalized terms not defined herein shall have the respective meanings specified in the Statement.

     1.2  Terms Defined Herein.
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          As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

          (a) "Agent Member" of any Person shall mean the member of, or participant in, the Securities Depository that will act on behalf of a Bidder.

          (b) "Agreement" shall mean the Basic Terms, together with the Request and Acceptance Letter relating to one or more series of MuniPreferred.

          (c) "Auction" shall have the meaning specified in Section 2.1 hereof.

          (d) "Auction Procedures" shall mean the auction procedures constituting Part II of the form of Statement as of the filing thereof.

          (e) "Authorized Officer" of the Auction Agent shall mean each Senior Vice President, Vice President, Assistant Vice President, Assistant Treasurer and Assistant Secretary of the Auction Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a communication to the Fund.

          (f) "Broker-Dealer Agreement" shall mean each agreement among the Fund, the Auction Agent and a Broker-Dealer substantially in the form attached hereto as Exhibit A.

          (g) "Fund Officer" shall mean the Chairman of the Board of Directors or Board of Trustees, as the case may be, each Vice Chairman of the Board of Directors or Board of Trustees (whether or not designated by a number or word or words added before or after the title "Vice Chairman"), the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Vice President, each Assistant Secretary and each Assistant Treasurer of the Fund and every other officer or employee of the Fund designated as a "Fund Officer" for purposes hereof in a notice to the Auction Agent.

          (h) "MuniPreferred" shall mean the preferred stock or shares, par value $.01 per share, of the Fund designated as its "Municipal Auction Rate Cumulative Preferred Stock" or "Municipal Auction Rate Cumulative Preferred Shares" and bearing such further designation as to series as the Board of Directors or Board of Trustees, as the case may be, of the Fund or any committee thereof shall specify; as set forth in the Request and Acceptance Letter.

          (i) "Request and Acceptance Letter" shall mean the letter from the Fund to the Auction Agent pursuant to which the Fund appoints the Auction Agent and the Auction Agent accepts its appointment as auction agent for the MuniPreferred.

          (j) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit B.

          (k) "Statement" shall mean the Statement Establishing and Fixing the Rights and Preferences of, and authorizing the issuance of, one or more series of Municipal Auction Rate Cumulative Preferred Stock or Municipal Auction Rate Cumulative Preferred Shares, as filed by the Fund with the office of the Secretary of State or other officer of the state where the Fund was incorporated or organized, a copy of which is attached to the Request and Acceptance Letter, as the same may be amended, supplemented or modified from time to time.

     1.3  Rules of Construction.
          ---------------------

          Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of the Agreement:

          (a) Words importing the singular number shall include the plural number and vice versa.

          (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of the Agreement nor shall they affect its meaning, construction or effect.

          (c) The words "hereof", "herein", "hereto" and other words of similar import refer to the Agreement as a whole.

          (d) All references herein to a particular time of day shall be to New York City time.


2.   The Auction.
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     2.1  Purpose; Incorporation by Reference of
          Auction Procedures and Settlement Procedures.
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          (a) The Statement for each series of MuniPreferred will provide that the Applicable Rate for such series for each Subsequent Rate Period thereof shall, except under certain conditions, be the rate per annum that a bank or trust company appointed by the Fund advises results from implementation of the Auction Procedures for such series. The Board of Directors or Board of Trustees, as the case may be, of the Fund has adopted a resolution appointing the Auction Agent as auction agent for purposes of the Auction Procedures for each series of MuniPreferred. The Auction Agent accepts such appointment and agrees to follow the procedures set forth in this Section 2 and the Auction Procedures for the purpose of determining the Applicable Rate for each series of MuniPreferred for each Subsequent Rate Period thereof for which the Applicable Rate is to be determined by an Auction. Each periodic implementation of such procedures is hereinafter referred to as an "Auction."

          (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

     2.2  Preparation for Each Auction; Maintenance
          of Registry of Beneficial Owners.
          --------------------------------

          (a) Not later than seven days prior to the first Auction Date for the first series of MuniPreferred subject to an Auction, the Fund shall provide the Auction Agent with a list of the Broker-Dealers. Not later than seven days prior to any Auction Date for any series of MuniPreferred for which any change in such list of Broker-Dealers is to be effective, the Fund will notify the Auction Agent in writing of such change and, if any such change involves the addition of a Broker-Dealer to such list, shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by such Broker-Dealer; provided, however, that if the Fund proposes to designate any Special Rate Period of any series of MuniPreferred pursuant to Section 4 of Part I of the Statement, not later than 11:00 A.M. on the Business Day next preceding the Auction next preceding the first day of such Rate Period or by such later time or date, or both, as may be agreed to by the Auction Agent, the Fund shall provide the Auction Agent with a list of the Broker-Dealers for such series and a manually signed copy of each Broker-Dealer Agreement or a new Schedule A to a Broker-Dealer Agreement (which Schedule A shall replace and supersede any previous Schedule A to such Broker-Dealer Agreement) with each Broker-Dealer for such series. The Auction Agent and the Fund shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

          (b) In the event that any Auction Date for any series of MuniPreferred shall be changed after the Auction Agent shall have given the notice referred to in clause (vi) of paragraph (a) of the Settlement Procedures, or after the notice referred to in Section 2.5(a) hereof, if applicable, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealers for such series not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date.

          (c) (i) The Auction Agent shall maintain a registry of the beneficial owners of the shares of MuniPreferred of each series who shall constitute Existing Holders of shares of MuniPreferred of such series for purposes of Auctions and shall indicate thereon the identity of the respective Broker-Dealer of each Existing Holder, if any, on whose behalf such Broker-Dealer submitted the most recent Order in any Auction which resulted in such Existing Holder continuing to hold or purchasing shares of MuniPreferred of such series. The Auction Agent shall keep such registry current and accurate. The Fund shall provide or cause to be provided to the Auction Agent at or prior to the Date of Original Issue of the shares of MuniPreferred of each series a list of the initial Existing Holders of the shares of each such series of MuniPreferred, the number of shares purchased by each such Existing Holder and the respective Broker-Dealer of each such Existing Holder or the affiliate thereof through which each such Existing Holder purchased such shares. The Auction Agent shall advise the Fund in writing whenever the number of Existing Holders is 500 or more. The Auction Agent may rely upon, as conclusive evidence of the identities of the Existing Holders of shares of MuniPreferred of any series (A) such list, (B) the results of Auctions, (C) notices from any Broker-Dealer as described in the first sentence of Section 2.2(c)(iii) hereof and (D) the results of any procedures approved by the Fund that have been devised for the purpose of determining the identities of Existing Holders in situations where shares of MuniPreferred may have been transferred without compliance with any restriction on the transfer thereof set forth in the Auction Procedures.

          (ii) In the event of any partial redemption of any series of MuniPreferred, the Auction Agent shall, at least two Business Days prior to the next Auction for such series, request each Broker-Dealer to provide the Auction Agent with a list of Persons who such Broker-Dealer believes should remain Existing Holders after such redemption based upon inquiries of those Persons such Broker-Dealer believes are Beneficial Owners as a result of the most recent Auction and with respect to each such Person, the number of shares of MuniPreferred of such series such Broker-Dealer believes are owned by such Person after such redemption. In the absence of receiving any such information from any Broker-Dealer, the Auction Agent may continue to treat the Persons listed in its registry of Existing Holders as the beneficial owner of the number of shares of MuniPreferred of such series shown in such registry.

               (iii) The Auction Agent shall be required to register a transfer of shares of MuniPreferred of any series from an Existing Holder of such shares of MuniPreferred only if such transfer is to another Existing Holder, or other Person if permitted by the Fund, and only if such transfer is made (A) pursuant to an Auction, (B) the Auction Agent has been notified in writing (I) in a notice substantially in the form of Exhibit C to the Broker-Dealer Agreements by a Broker-Dealer of such transfer or (II) in a notice substantially in the form of Exhibit D to the Broker-Dealer Agreements by the Broker-Dealer of any Existing Holder, or other Person if permitted by the Fund, that purchased or sold such shares of MuniPreferred in an Auction of the failure of such shares of MuniPreferred to be transferred as a result of such Auction or
(C) pursuant to procedures approved by the Fund that have been devised for the purpose of determining the identities of Existing Holders in situations where shares of MuniPreferred may have been transferred without compliance with any restriction on the transfer thereof set forth in the Auction Procedures. The Auction Agent is not required to accept any such notice for an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day preceding such Auction.

          (d) The Auction Agent may request the Broker-Dealers, as set forth in the Broker-Dealer Agreements, to provide the Auction Agent with a list of Persons who such Broker-Dealer believes should be Existing Holders based upon inquiries of those Persons such Broker-Dealer believes are Beneficial Owners as a result of the most recent Auction and with respect to each such Person, the number of shares of such series of MuniPreferred such Broker-Dealer believes to be owned by such Person. The Auction Agent shall keep confidential such registry of Existing Holders and shall not disclose the identities of the Existing Holders of such shares of MuniPreferred to any Person other than the Fund and the Broker-Dealer that provided such information.

     2.3  Information Concerning Rates.
          ----------------------------

          (a) The Rate Multiple on the date of the Agreement is set forth in the Request and Acceptance Letter. If there is any change in the credit rating of MuniPreferred by either of the rating agencies (or substitute or successor rating agencies) referred to in the definition of "Rate Multiple" resulting in any change in the Rate Multiple for MuniPreferred after the date of the Request and Acceptance Letter, the Fund shall notify the Auction Agent in writing of such change in the Rate Multiple prior to 12:00 Noon on the Business Day prior to the next Auction Date for any series of MuniPreferred succeeding such change. If the Fund designates all or a portion of any dividend on shares of any series of MuniPreferred to consist of net capital gains or other income taxable for Federal income tax purposes, it will indicate, in its notice in the form of Exhibit I hereto to the Auction Agent pursuant to Section 2.6 hereof, the Rate Multiple for such series to be in effect for the Auction Date on which the dividend rate for such dividend is to be fixed. In determining the Maximum Rate for any series of MuniPreferred on any Auction Date as set forth in Section 2.3(b)(i) hereof, the Auction Agent shall be entitled to rely on the last Rate Multiple for MuniPreferred of which it has most recently received notice from the Fund (or, in the absence of such notice, the percentage set forth in the Request and Acceptance Letter), except that if the Fund shall have notified the Auction Agent of a Rate Multiple to be in effect for an Auction Date in accordance with the preceding sentence, the Rate Multiple in effect for the next succeeding Auction Date of any series of MuniPreferred shall be, unless the Fund notifies the Auction Agent of a change in the Rate Multiple for such succeeding Auction Date pursuant to this Section 2.3(a), the Rate Multiple that was in effect on the first preceding Auction Date for MuniPreferred with respect to which the dividend, the rate for which was fixed on such Auction Date, did not include any net capital gains or other income taxable for Federal income tax purposes.

          (b) (i) On each Auction Date for any series of MuniPreferred, the Auction Agent shall determine the Maximum Rate for such series. The Maximum Rate for any series of MuniPreferred on any Auction Date shall be:

          (A) in the case of any Auction Date which is not the Auction Date immediately prior to the first day of any proposed Special Rate Period designated by the Fund pursuant to Section 4 of Part I of the Statement, the product of (1) the Reference Rate on such Auction Date for the next Rate Period of such series and (2) the Rate Multiple on such Auction Date, unless such series has or had a Special Rate Period (other than a Special Rate Period of 28 Rate Period Days or fewer) and an Auction at which Sufficient Clearing Bids existed has not yet occurred for a Minimum Rate Period of such series after such Special Rate Period, in which case the higher of:

               (1) the dividend rate on shares of such series for the then-ending Rate Period; and

               (2) the product of (x) the higher of (I) the Reference Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of such series, if such then ending Rate Period was 364 Rate Period Days or fewer, or the Treasury Note Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of such series, if such then ending Rate Period was more than 364 Rate Period Days, and (II) the Reference Rate on such Auction Date for a Rate Period equal in length to such Special Rate Period of such series, if such Special Rate Period was 364 Rate Period Days or fewer, or the Treasury Note Rate on such Auction Date for a Rate Period equal in length to such Special Rate Period, if such Special Rate Period was more than 364 Rate Period Days and (y) the Rate Multiple on such Auction Date; or

          (B) in the case of any Auction Date which is the Auction Date immediately prior to the first day of any proposed Special Rate Period designated by the Fund pursuant to Section 4 of Part I of the Statement, the product of (1) the highest of (x) the Reference Rate on such Auction Date for a Rate-Period equal in length to the then-ending Rate Period of such series, if such then-ending Rate Period was 364 Rate Period Days or fewer, or the Treasury Note Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of such Rate Period, if such then-ending Rate Period was more than 364 Rate Period Days, (y) the Reference Rate on such Auction Date for the Special Rate Period for which the Auction is being held if such Special Rate Period is 364 Rate Period Days or fewer or the Treasury Note Rate on such Auction Date for the Special Rate Period for which the Auction is being held if such Special Rate Period is more than 364 Rate Period Days, and (z) the Reference Rate on such Auction Date for Minimum Rate Periods and (2) the Rate Multiple on such Auction Date.

Not later than 9:30 A.M. on each Auction Date the Auction Agent shall notify the Fund and the Broker-Dealers of the Maximum Rate so determined and the "AA" Composite Commercial Paper Rate(s), the Taxable Equivalent of the Short-Term Municipal Bond Rate(s), Treasury Note Rate(s) and Treasury Bill Rate(s), as the case may be, used to make such determination.

          (ii) From and after a Failure to Deposit by the Fund during any Rate Period of any series of MuniPreferred, until such failure is cured and a Late Charge (as defined in paragraph (a) of Section 2.7), is paid, in accordance with subparagraph (e)(i) of Section 2 of Part I of the Statement, on the first day of each Rate Period of such series the Auction Agent shall determine the Treasury Note Rate for such Rate Period of more than 364 Rate Period Days and the Reference Rate for Rate Periods of 364 Rate Period Days or fewer. Not later than 9:30 A.M. on each such first day, the Auction Agent shall notify the Fund of the applicable Reference Rate and Treasury Note Rate.

          (iii) If any "AA" Composite Commercial Paper Rate, Taxable Equivalent of the Short-Term Municipal Bond Rate, Treasury Note Rate or Treasury Bill Rate, as the case may be, is not quoted on an interest or bond equivalent, as the case may be, basis, the Auction Agent shall convert the quoted rate to the interest or bond equivalent thereof as set forth in the definition of such rate in the Statement if the rate obtained by the Auction Agent is quoted on a discount basis, or if such rate is quoted on a basis other than an interest or bond equivalent or discount basis the Auction Agent shall convert the quoted rate to an interest or bond equivalent rate after consultation with the Fund as to the method of such conversion.

          (iv) If any "AA" Composite Commercial Paper Rate is to be based on rates supplied by Commercial Paper Dealers and one or more of the Commercial Paper Dealers shall not provide a quotation for the determination of such "AA" Composite Commercial Paper Rate, the Auction Agent shall immediately notify the Fund so that the Fund can determine whether to select a Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers to provide the quotation or quotations not being supplied by any Commercial Paper Dealer or

Commercial Paper Dealers. The Fund shall promptly advise the Auction Agent of any such selection.

               (v) If any Treasury Note Rate or Treasury Bill Rate is to be based on rates supplied by U.S. Government Securities Dealers and one or more of the U.S. Government Securities Dealers shall not provide a quotation for the determination of such Treasury Rate, the Auction Agent shall immediately notify the Fund so that the Fund can determine whether to select a Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers to provide the quotation or quotations not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers. The Fund shall promptly advise the Auction Agent of any such selection.

          (c) The maximum marginal tax rate referred to in the definition of "Rate Multiple" in the Statement is referred to in this Agreement as the "Highest Marginal Rate." The Highest Marginal Rate on the date of the Agreement is set forth in the Request and Acceptance Letter. If there is any change in the Highest Marginal Rate, the Fund shall notify the Auction Agent in writing of such change prior to 12:00 Noon on the Business Day prior to the next Auction Date for MuniPreferred succeeding such change. In determining the Maximum Rate for any series of MuniPreferred on any Auction Date, the Auction Agent shall be entitled to rely on the Highest Marginal Rate of which it has most recently received notice from the Fund (or, in the absence of such notice, the percentage set forth in the Request and Acceptance Letter).

     2.4  Auction Schedule.
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          The Auction Agent shall conduct Auctions in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Fund, which consent shall not be unreasonably withheld. The Auction Agent shall give written notice of any such change to each Broker-Dealer. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which any such change shall be effective.

Time                     Event
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By 9:30 A.M.             Auction Agent advises the Fund and Broker-Dealers of
                         the applicable Maximum Rate and the Reference Rate(s) and Treasury Note Rate(s), as the case may be, used in determining such Maximum Rate as set forth in Section
                         2.3(b)(i) hereof.

9:30 A.M. - 1:30 P.M.    Auction Agent assembles information communicated to it
                         by Broker-Dealers as provided in Section 2(a) of the Auction Procedures. Submission Deadline is 1:30 P.M.

Time                          Event
----                          -----
Not earlier than 1:30 P.M.    Auction Agent makes determinations pursuant to
                              Section 3(a) of the Auction Procedures.

By approximately 3:00 P.M.    Auction Agent advises Fund of results of Auction
                              as provided in Section 3(b) of the Auction
                              Procedures.

                              Submitted Bids and Submitted Sell Orders are accepted and rejected and shares of MuniPreferred allocated as provided in Section 4 of the Auction Procedures. Auction Agent gives notice of Auction results as set forth in paragraph(a) of the Settlement Procedures.

The Auction Agent shall follow the notification procedures set forth in paragraph (a) of the Settlement Procedures.

     2.5  Designation of Special Rate Period.
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          (a) The Statement will provide that, subject to the Fund's option to designate a Special Rate Period as referred to in paragraph (b) of this Section 2.5, (i) each Rate Period of any series of MuniPreferred will be a Minimum Rate Period (a duration of seven days, subject to certain exceptions) and (ii) each Rate Period following a Rate Period of any series of MuniPreferred that is other than a Minimum Rate Period will be a Minimum Rate Period. Not less than 10 nor more than 20 days prior to the last day of any such Rate Period that is not a Minimum Rate Period, (i) the Fund shall deliver to the Auction Agent a notice of the Auction Date of the next succeeding Auction for such series in the form of Exhibit C hereto and (ii) the Auction Agent shall deliver such notice by first-class mail, postage prepaid, to each Existing Holder of shares of such series at the address set forth for such Existing Holder in the records of the Auction Agent and to the Broker-Dealers for such series as promptly as practicable after its receipt of such notice from the Fund.

          (b) Pursuant to the Statement, the Fund may, at its option, designate a Special Rate Period for any series of MuniPreferred in the manner described in
Section 4 of Part I of the Statement.

               (i) If the Board of Directors or Board of Trustees, as the case may be, proposes to designate any succeeding Subsequent Rate Period of any series of MuniPreferred as a Special Rate Period, (A) the Fund shall deliver to the Auction Agent a notice of such proposed Special Rate Period in the form of Exhibit D hereto not less than 20 (or such lesser number of days as may be agreed to from time to time by the Auction Agent) nor more than 30 days prior to the first day of such proposed Special Rate Period and (B) the Auction Agent on behalf of the Fund shall deliver such notice by first-class mail, postage prepaid, to each Existing Holder of shares of such series of MuniPreferred at the address set forth for such Existing Holder in the records of the Auction Agent and to the Broker-Dealers for such series as promptly as practicable after its receipt of such notice from the Fund.

               (ii) If the Board of Directors or Board of Trustees, as the case may be, determines to designate such succeeding Subsequent Rate Period as a Special Rate Period, (A) the Fund shall deliver to the Auction Agent a notice of such determination in the form of Exhibit E hereto not later than 11:00 A.M. on the second Business Day next preceding the first day of such proposed Special Rate Period (or such later time or date, or both, as may be agreed to by the Auction Agent) and (B) the Auction Agent shall deliver such notice to the Broker-Dealers for such series not later than 3:00 P.M. on such second Business Day (or, if the Auction Agent has agreed to a later time or date, as promptly as practicable thereafter).

               (iii) If the Fund shall deliver to the Auction Agent a notice not later than 11:00 A.M. on the second Business Day next preceding the first day of such proposed Special Rate Period (or such later time or date, or both, as may be agreed to by the Auction Agent) stating that the Fund has determined not to exercise its option to designate such succeeding Subsequent Rate Period as a Special Rate Period, in the form of Exhibit F hereto, or shall fail to timely deliver either such notice or a notice in the form of Exhibit E hereto, the Auction Agent shall deliver a notice in the form of Exhibit F hereto to the Broker-Dealers for such series not later than 3:00 P.M. on such second Business Day (or, if the Auction Agent has agreed to a later time or date, as promptly as practicable thereafter).

Such change in the length of any Rate Period shall not occur if (1) an Auction for shares of such series shall not be held on such Auction Date for any reason or (2) an Auction for shares of such series shall be held on such Auction Date but Sufficient Clearing Bids for shares of such series shall not exist in such Auction.

     2.6  Allocation of Taxable Income.
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          The Fund shall, in the case of a Minimum Rate Period or a Special Rate Period of 28 Rate Period Days or fewer, and may, in the case of any other Special Rate Period, designate all or a portion of any dividend on shares of any series of MuniPreferred to consist of net capital gains or other income taxable for Federal income tax purposes by delivering to the Auction Agent a notice in the form of Exhibit I hereto of such designation not later than the Dividend Payment Date for such series next preceding the Auction Date on which the dividend rate for such dividend is to be fixed. The Auction Agent will deliver such notice to the Broker-Dealers for such series on the Business Day following its receipt of such notice from the Fund. Within two Business Days after any Auction Date involving the allocation of income taxable for Federal income tax purposes, the Auction Agent shall notify each Broker-Dealer for the related series as to the dollar amount per share of such taxable income and income exempt from Federal income taxation included in the related dividend.

     2.7  Failure to Deposit.
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          (a)  If:

               (i) any Failure to Deposit shall have occurred with respect to shares of MuniPreferred during any Rate Period thereof (other than any Special Rate Period of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), but, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with Section 2.7(c) hereof and the Fund shall have paid to the Auction Agent a late charge (a "Late Charge") equal to the sum of (1) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of dividends with respect to any Dividend Period on such shares, an amount computed by multiplying (x) 200% of the Reference Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with Section 2.7(c) hereof (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate liquidation preference of the outstanding shares of MuniPreferred and (2) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the Redemption Price of the shares of MuniPreferred, if any, for which Notice of Redemption has been given by the Fund, an amount computed by multiplying (x) 200% of the Reference Rate for the Rate Period during which such Failure to Deposit occurs on the redemption date by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with Section 2.7(c) hereof (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate liquidation preference of the outstanding shares of MuniPreferred to the redeemed, then the Auction Agent shall deliver a notice in the form of Exhibit G hereto by first-class mail, postage prepaid, to the Broker-Dealers for such series not later than one Business Day after its receipt of the payment from the Fund curing such Failure to Deposit and such Late Charge.

          (b)  If:

               (i) any Failure to Deposit shall have occurred with respect to shares of MuniPreferred during any Rate Period thereof (other than any Special Rate Period of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred but has not been cured), and, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with Section 2.7(c) hereof or the Fund shall not have paid the applicable Late Charge to the Auction Agent; or

               (ii) any Failure to Deposit shall have occurred with respect to shares of MuniPreferred during a Special Rate Period thereof of more than 364 Rate Period Days, or during any Rate Period thereof succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured, and, prior to 12:00 noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, such Failure to Deposit shall not have been cured in accordance with Section 2.7(c) hereof or the Fund shall not have paid the applicable Late Charge to the Auction Agent in accordance with Section 2(e)(i)(D) of the Statement (such Late Charge, for purposes of this clause (b)(iii) of this Section 2.7, to be calculated by using, as the Reference Rate, the Reference Rate applicable to a Rate Period (x) consisting of more than 182 Rate Period Days and (y) commencing on the date on which the Rate Period during which Failure to Deposit occurs commenced);

then the Auction Agent shall deliver a notice in the form of Exhibit H hereto to the Broker-Dealers for such series not later than one Business Day after the receipt of the payment from the Fund curing such Failure to Deposit and such Late Charge.

          (c) A Failure to Deposit with respect to shares of MuniPreferred shall have been cured (if such Failure to Deposit is not solely due to the willful failure to the Fund to make the required payment to the Auction Agent) with respect to any Rate Period if, within the respective time periods described immediately above, the Fund shall have paid to the Auction Agent (i) all accumulated and unpaid dividends on the shares of MuniPreferred and (ii) without duplication, the Redemption Price for the shares of MuniPreferred, if any, for which Notice of Redemption has been mailed; provided, however, that the foregoing clause (ii) shall not apply to the Fund's failure to pay the Redemption Price in respect of shares of MuniPreferred when the related Redemption Notice provides that redemption of such shares is subject to one or more conditions precedent and each such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

     2.8  Broker-Dealers.
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          (a) Not later than 12:00 Noon on each Auction Date for any series of MuniPreferred, the Fund shall pay to the Auction Agent an amount in cash equal to the aggregate fees payable to the Broker-Dealers for such series pursuant to
Section 2.8 of the Broker-Dealer Agreements for such series. The Auction Agent shall apply such moneys as set forth in Section 2.8 of each such Broker-Dealer Agreement.

          (b) The Fund shall obtain the consent of the Auction Agent prior to selecting any Person to act as a Broker-Dealer, which consent shall not be unreasonably withheld.

          (c) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein if so directed by the Fund, provided that at least one Broker-Dealer Agreement would be in effect for each series of MuniPreferred after such termination.

          (d) Subject to the Auction Agent's having consented to the selection of the relevant Broker-Dealer pursuant to Section 2.8(b) hereof, the Auction Agent shall from time to time enter into such Broker-Dealer Agreements with one or more Broker-Dealers as the Fund shall request, and shall enter into such schedules to any such Broker-Dealer Agreements as the Fund shall request, which schedules, among other things, shall set forth the series of MuniPreferred to which such Broker-Dealer Agreement relates.

     2.9  Ownership of Shares of MuniPreferred.
          ------------------------------------

          The Fund shall notify the Auction Agent if the Fund or any affiliate of the Fund acquires any shares of MuniPreferred of any series. Neither the Fund nor any affiliate of the Fund shall submit any Order in any Auction for MuniPreferred, except as set forth in the next sentence. Any Broker-Dealer that is an affiliate of the Fund may submit Orders in Auctions, but only if such Orders are not for its own account. For purposes of this Section 2.9, a Broker-Dealer shall not be deemed to be an affiliate of the Fund solely because one or more of the directors or executive officers of such Broker-Dealer or of any Person controlled by, in control of or under common control with such Broker-Dealer is also a director of the Fund. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.9.

     2.10 Access to and Maintenance of Auction Records.
          --------------------------------------------

          The Auction Agent shall, upon the receipt of prior written notice from the Fund, afford to the Fund access at reasonable times during normal business hours to all books, records, documents and other information concerning the conduct and results of Auctions. The Auction Agent shall maintain records relating to any Auction for a period of six years after such Auction, and such records shall, in reasonable detail, accurately and fairly reflect the actions taken by the Auction Agent hereunder.


3.   The Auction Agent as Dividend and
     Redemption Price Disbursing Agent.
     ---------------------------------

          The Auction Agent, as dividend and redemption price disbursing agent, shall pay to the Holders of shares of MuniPreferred of any series (i) on each Dividend Payment Date for such series, dividends on the shares of MuniPreferred of such series, (ii) on any date fixed for redemption of shares of MuniPreferred of any series, the Redemption Price of any shares of such series called for redemption and (iii) any Late Charge related to any payment of dividends or Redemption Price, in each case after receipt of the necessary funds from the Fund with which to pay such dividends, Redemption Price or Late Charge. The amount of dividends for any Rate Period for any series of MuniPreferred to be paid by the Auction Agent to the Holders of such shares of such series will be determined by the Fund as set forth in Section 2 of Part I of the Statement with respect to such series. The Redemption Price of any shares to be paid by the Auction Agent to the Holders will be determined by the Fund as set forth in
Section 11 of Part I of the Statement with respect to such series. The Fund shall notify the Auction Agent in writing of a decision to redeem shares of any series of MuniPreferred at least five days prior to the date a notice of redemption is required to be mailed to the Holders of the shares to be redeemed by paragraph (c) of Section 11 of Part I of the Statement. Such notice by the Fund to the Auction Agent shall contain the information required by paragraph
(c) of Section 11 of Part I of the Statement to be stated in the notice of redemption required to be mailed by the Fund to such Holders.


4.   The Auction Agent as Transfer Agent and Registrar.
     -------------------------------------------------

     4.1  Issue of Stock or Shares Certificates.
          -------------------------------------

          Upon the Date of Original Issue of each series of MuniPreferred, one or more certificates representing all of the shares of such series issued on such date shall be issued by the Fund and, at the request of the Fund, registered in the name of Cede & Co. and countersigned by the Auction Agent.

     4.2  Registration of Transfer of Shares.
          ----------------------------------

          Shares of each series of MuniPreferred shall be registered solely in the name of the Securities Depository or its nominee.

     4.3  Removal of Legend on Restricted Shares.
          --------------------------------------

          All requests for removal of legends on shares of MuniPreferred of any series indicating restrictions on transfer shall be accompanied by an opinion of counsel stating that such legends may be removed and such shares freely transferred, such opinion to be delivered under cover of a letter from a Fund Officer authorizing the Auction Agent to remove the legend on the basis of said opinion.

     4.4  Lost Stock or Share Certificates.
          --------------------------------

          The Auction Agent shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed upon the fulfillment of such requirements as shall be deemed appropriate by the Fund and the Auction Agent, subject at all times to provisions of law, the By-Laws of the Fund governing such matters and resolutions adopted by the Fund with respect to lost securities. The Auction Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Fund to the Auction Agent to issue a replacement or new certificate pursuant to this Section 4.4 shall be deemed to be a representation and warranty by the Fund to the Auction Agent that such issuance will comply with such provisions of law and the By-Laws and resolutions of the Fund.

     4.5  Disposition of Cancelled
          Certificates; Record Retention.
          ------------------------------

          The Auction Agent shall retain all stock or share certificates which have been cancelled in transfer or exchange and all accompanying documentation in accordance with applicable rules and regulations of the Securities and Exchange Commission for two calendar years. Upon the expiration of this two-year period, the Auction Agent shall deliver to the Fund the cancelled certificates and accompanying documentation. The Fund shall also undertake to furnish to the Securities and Exchange Commission and to the Board of Governors of the Federal Reserve System, upon demand, at either the principal office or at any regional office, complete, correct and current hard copies of any and all such records. Thereafter such records shall not be destroyed by the Fund without the concurrence of the Auction Agent.

     4.6  Stock or Record Books.
          ---------------------

          For so long as the Auction Agent is acting as the transfer agent for any series of MuniPreferred pursuant to the Agreement, it shall maintain a stock or record book containing a list of the Holders of the shares of MuniPreferred of each such series. In case of any request or demand for the inspection of the stock or record books of the Fund or any other books in the possession of the Auction Agent, the Auction Agent will notify the Fund and secure instructions as to permitting or refusing such inspection. The Auction Agent reserves the right, however, to exhibit the stock or record books or other books to any Person in case it is advised by its counsel that its failure to do so would be unlawful.

     4.7  Return of Funds.
          ---------------

          Any funds deposited with the Auction Agent hereunder by the Fund for any reason, including but not limited to redemption of shares of MuniPreferred of any series, that remain unpaid after ninety days shall be repaid to the Fund upon the written request of the Fund, together with interest, if any, earned thereon.


5.   Representations and Warranties of the Fund.
     ------------------------------------------

          The Fund represents and warrants to the Auction Agent that:

          (a) the Fund is a duly incorporated and existing corporation or a duly organized and existing business trust in good standing under the laws of the State of its incorporation or organization and has full corporate power or all requisite power to execute and deliver the Agreement and to authorize, create and issue the shares of MuniPreferred of each series and the shares of MuniPreferred of each series when issued, will be duly authorized, validly issued, fully paid and nonassessable;

          (b) the Agreement has been duly and validly authorized, executed and delivered by the Fund and constitutes the legal, valid and binding obligation of the Fund;

          (c) the form of the certificate evidencing the shares of MuniPreferred of each series complies or will comply with all applicable laws of the State of its incorporation or organization;

          (d) when issued, the shares of MuniPreferred of each series will have been duly registered under the Securities Act of 1933, as amended, and no further action by or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of the Agreement or will have been required in connection with the issuance of the shares of MuniPreferred of each series;

          (e) the execution and delivery of the Agreement and the issuance and delivery of the shares of MuniPreferred of each series do not and will not conflict with, violate or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Declaration of Trust (as amended by one or more Statements) or the By-Laws of the Fund, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which the Fund is a party or by which it is bound the effect of which conflict, violation, default or breach would be material to the Fund or the Fund and its subsidiaries taken as a whole; and

          (f) no taxes are payable upon or in respect of the execution of the Agreement or the issuance of the shares of MuniPreferred of any series.

6.   The Auction Agent.
     -----------------

     6.1  Duties and Responsibilities.
          ---------------------------

          (a) The Auction Agent is acting solely as agent for the Fund hereunder and owes no fiduciary duties to any Person, other than the Fund, by reason of the Agreement.

          (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in the Agreement, and no implied covenants or obligations shall be read into the Agreement against the Auction Agent.

          (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under the Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts.

     6.2  Rights of the Auction Agent.
          ---------------------------

          (a) The Auction Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed in good faith by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized hereby which the Auction Agent believes in good faith to have been given by the Fund or by a Broker-Dealer. The Auction Agent may record telephone communications with the Fund or with the Broker-Dealers or both.

          (b) The Auction Agent may consult with counsel of its choice and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

          (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

     6.3  Auction Agent's Disclaimer.
          --------------------------

          The Auction Agent makes no representation as to the validity or adequacy of the Agreement, the Broker-Dealer Agreements or the shares of MuniPreferred of any series except that the Auction Agent hereby represents that the Agreement has been duly authorized, executed and delivered by the Auction Agent and constitutes a legal and binding obligation of the Auction Agent.

     6.4  Compensation, Expenses and Indemnification.
          ------------------------------------------

          (a) The Fund shall pay the Auction Agent from time to time reasonable compensation for all services rendered by it under the Agreement and the Broker-Dealer Agreements.

          (b) The Fund shall reimburse the Auction Agent upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of the Agreement and the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any expense or disbursement attributable to its negligence or bad faith.

          (c) The Fund shall indemnify the Auction Agent for and hold it harmless against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with its agency under the Agreement and the Broker-Dealer Agreements, including the costs and expenses of defending itself against any such claim or liability in connection with its exercise or performance of any of its duties hereunder and thereunder.


7.   Miscellaneous.
     -------------

     7.1  Term of Agreement.
          -----------------

          (a) The term of the Agreement is unlimited unless it shall be terminated as provided in this Section 7.1. The Fund may terminate the Agreement at any time by so notifying the Auction Agent, provided that the Fund has entered into an agreement in substantially the form of the Agreement with a successor Auction Agent. The Auction Agent may terminate the Agreement upon written notice to the Fund on the date specified in such notice, which date shall be no earlier than 45 days after the date of delivery of such notice.

          (b) Except as otherwise provided in this paragraph (b), the respective rights and duties of the Fund and the Auction Agent under the Agreement with respect to any series of MuniPreferred shall cease upon termination of the Agreement with respect to such series. The Fund's representations, warranties, covenants and obligations to the Auction Agent under Sections 5 and 6.4 hereof shall survive the termination of the Agreement with respect to any series of MuniPreferred. Upon termination of the Agreement with respect to any series of MuniPreferred, the Auction Agent shall, at the Fund's request, promptly deliver to the Fund copies of all books and records maintained by it with respect to MuniPreferred in connection with its duties hereunder.

     7.2  Communications.
          --------------

          Except for (i) communications authorized to be by telephone pursuant to the Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party, addressed to it, at its address or telecopy number set forth below:

If to the Fund,               [Name of Fund]
                              333 West Wacker Drive
                              Chicago, Illinois  60606
                              Attention:  Richard J. Franke,
                                          Chairman of the Board

                              Telecopier No.:  (312) 917-7942
                              Telephone No.:  (312) 917-7700
If to the Auction Agent, to the
address or telecopy number set
forth in the Request and
Acceptance Letter,

or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Fund by a Fund Officer and on behalf of the Auction Agent by telephone (confirmed by telecopy or in writing) by an Authorized Officer.

     7.3  Entire Agreement.
          ----------------

          The Agreement contains the entire agreement between the parties relating to, and superseding any prior agreement between the parties relating to, the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof except for agreements relating to the compensation of the Auction Agent.

     7.4  Benefits.
          --------

          Nothing herein, express or implied, shall give to any Person, other than the Fund, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

     7.5  Amendment; Waiver.
          -----------------

          (a) The Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

          (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

     7.6  Successors and Assigns.
          ----------------------

          The Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of each of the Fund and the Auction Agent.

     7.7  Severability.
          ------------

          If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

     7.8  Governing Law.
          -------------

          The Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          If the Fund is a Massachusetts business trust, the following provision is deemed to be included in the Basic Terms:

     7.9  Declaration of Trust.
          --------------------

          The Fund's Declaration is on file with the Secretary of State of the Commonwealth of Massachusetts. This Agreement has been executed on behalf of the Fund by the Vice President and Treasurer of the Fund acting in such capacity and not individually, and the obligations of the Fund set forth in this Agreement are not binding upon any of the Fund's trustees, officers or shareholders individually, but are binding only upon the assets and property of the Fund.

                                                            EXHIBIT A
                                                            ---------


                                    FORM OF
                            BROKER-DEALER AGREEMENT
                            -----------------------

                                                            EXHIBIT B
                                                            ---------


                             SETTLEMENT PROCEDURES
                             ---------------------

                                                            EXHIBIT C
                                                            ---------


                                [NAME OF FUND]

                          NOTICE OF AUCTION DATE FOR

          MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED STOCK [SHARES]

                             ("MuniPreferred(R)")


     NOTICE IS HEREBY GIVEN that the Auction Date of the next Auction for
Series ___ of the Fund's MuniPreferred is scheduled to be _______________, 19___ and the next Dividend Payment Date for Series ___ of the Fund's MuniPreferred will be __________________, 19___.

     [A Failure to Deposit in respect of the Series ___ MuniPreferred currently exists. If, prior to 12:00 noon, New York City time, on the fourth Business Day preceding the next scheduled Auction Date of the Series ____ MuniPreferred, such Failure to Deposit is not cured or the applicable Late Charge is not paid, the next Auction will not be held. Notice of the next Auction for the Series ___ MuniPreferred will be delivered when such Failure to Deposit is cured and the applicable Late Charge is paid./1/]



                                 [NAME OF FUND]



-----------
/1/Include this language if a Failure to Deposit exists.

                                                                  EXHIBIT D
                                                                  ---------

                                [NAME OF FUND]

                         NOTICE OF PROPOSED CHANGE OF

                           LENGTH OF RATE PERIOD OF

         MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED STOCK [SHARES]

                             ("MuniPreferred(R)")


     [Name of Fund] (the "Fund") may exercise its option to designate the Rate Period of its Series ____ MuniPreferred commencing [the first day of the Special Rate Period] as a Special Rate Period.

     By 11:00 A.M. on the second Business Day preceding the first day of such proposed Special Rate Period, the Fund will notify ___________________ of either
(a) its determination to exercise such option, designating the length of such Special Rate Period for such series or (b) its determination not to exercise such option.


                                               [NAME OF FUND]



Dated:  ___________________, 19___

                                                            EXHIBIT E
                                                            ---------


                                [NAME OF FUND]

                   NOTICE OF CHANGE OF LENGTH OF RATE PERIOD

          MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED STOCK [SHARES]

                             ("MuniPreferred(R)")


     NOTICE IS HEREBY GIVEN that [NAME OF FUND] (the "Fund") has determined to designate the Rate Period of its Series ____ MuniPreferred commencing on [the first day of the Special Rate Period] as a Special Rate Period.

     The Special Rate Period will be __________ [Rate Period Days].

     The Auction Date for the Special Rate Period is [the Business Day next preceding the first day of such Special Rate Period].

     As a result of the Special Rate Period designation, the amount of dividends payable on Series ____ MuniPreferred during the Special Rate Period will be based on a 360-day year.

     The Special Rate Period shall not commence if (a) an Auction for shares of MuniPreferred shall not be held on such Auction Date for any reason or (b) an Auction for shares of MuniPreferred shall be held on such Auction Date but Sufficient Clearing Bids for such shares shall not exist in such Auction.

     The scheduled Dividend Payment Dates for such series of MuniPreferred during such Special Rate Period will be _________________________.

     [Special Redemption Provisions, if any]

     Attached hereto is a MuniPreferred Basic Maintenance Report showing that, as of the third Business Day next preceding such proposed Special Rate Period, Moody's Eligible Assets (if Moody's is rating such shares of MuniPreferred) and S&P Eligible Assets (if S&P is rating such shares of MuniPreferred) each have an aggregate Discounted Value at least equal to the MuniPreferred Basic Maintenance Amount as of such Business Day (assuming for purposes of the foregoing calculation that (i) the Maximum Rate is the Maximum Rate on such Business Day as if such Business Day were the Auction Date for the proposed Special Rate Period, and (ii) the Moody's Discount Factors applicable to Moody's Eligible Assets are determined by reference to the first Moody's Exposure Period longer than the Moody's Exposure Period then applicable to the Fund.)


                                       [NAME OF FUND]



Dated: _____________, 19____

                                                                       EXHIBIT F
                                                                       ---------


                                [NAME OF FUND]

                     NOTICE OF DETERMINATION NOT TO CHANGE

                           LENGTH OF RATE PERIOD OF

          MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED STOCK [SHARES]

                             ("MuniPreferred(R)")


     NOTICE IS HEREBY GIVEN that [NAME OF FUND] (the "Fund") has determined not to exercise its option to designate a Special Rate Period of its Series ___ MuniPreferred and the next succeeding Rate Period of such series will be a Minimum Rate Period of ____ Rate Period Days.


                                       [NAME OF FUND]



Dated: _______________, 19____

                                                                       EXHIBIT G
                                                                       ---------

                                [NAME OF FUND]

                               NOTICE OF CURE OF

                             FAILURE TO DEPOSIT ON

          MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED STOCK [SHARES]

                             ("MuniPreferred(R)")


     NOTICE IS HEREBY GIVEN that [NAME OF FUND] (the "Fund") has cured its Failure to Deposit and paid the applicable Late Charge with respect to its Series ___ MuniPreferred. The dividend rate on the shares of Series ___ MuniPreferred for the current Dividend Period is _____________% per annum, the Dividend Payment Date for the current Dividend Period is scheduled to be _______________, 19___ and the next Auction Date is scheduled to be
_______________, 19___.


                                       [NAME OF FUND]



Dated: ________________, 19___

                                                                       EXHIBIT H
                                                                       ---------

                                [NAME OF FUND]

                               NOTICE OF CURE OF

                             FAILURE TO DEPOSIT ON

          MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED STOCK [SHARES]

                             ("MuniPreferred(R)")


     NOTICE IS HEREBY GIVEN that [NAME OF FUND] (the "Fund") has cured its Failure to Deposit and paid the applicable Late Charge with respect to its Series ____ MuniPreferred. The next Auction Date for the Series ____ MuniPreferred is scheduled to be on _________________, 19___.


                                       [NAME OF FUND]



Dated: _________________, 19____

                                                                       EXHIBIT I
                                                                       ---------

                                [NAME OF FUND]

                                   NOTICE OF

              [CAPITAL GAINS] [AND] [TAXABLE ORDINARY INCOME]/1/

                                 DIVIDEND FOR

          MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED STOCK [SHARES]

                             ("MuniPreferred(R)")

     NOTICE IS HEREBY GIVEN that the amount of the dividend payable on ________________, 19____ for Series ____ of the Fund's MuniPreferred will be determined by the Auction to be held on _______________, 19___. Up to [$ A ]/2/ [$ B ]/3/ per share of the dividend payable on such date as determined by such Auction will consist of [capital gains]/2/ [ordinary income taxable for Federal income tax purposes]/3/. If the dividend amount payable on such date as determined by such Auction is less than [$ A ]/2/ [$ B ]/3/ per share, the entire amount of the dividend will consist of [capital gains]/2/ [ordinary income taxable for Federal income tax purposes]/3/. [To the extent such dividend amount exceeds [$ A ] per share, any excess up to [$ B ] per share will consist of ordinary income taxable for Federal income tax purposes.]/4/ Accordingly, the aforementioned composition of the dividend payable on _______________, 19___ should be considered in determining Orders to be submitted with respect to the Auction to be held on ________________, 19__. The Rate Multiple in effect for such Auction will be ____%.



                                       [NAME OF FUND]


-----------
    /1/Include language with respect to capital gains, taxable ordinary income or both, depending on the character of the designation to be made with respect to the dividend(s).

    /2/Include bracketed material if a portion of the dividend will be designated capital gains.

   /3/Include bracketed material if a portion of the dividend will be designated ordinary income taxable for Federal income tax purposes and no portion of the dividend will be designated capital gains.

   /4/Include bracketed material if a portion of the dividend will be designated capital gains and a portion will be designated ordinary income taxable for Federal income tax purposes.

(Footnotes continued)
---------------------


A = the maximum amount of capital gains allocated to such series of MuniPreferred to be included in such dividend, divided by the number of shares of MuniPreferred.

B = the maximum amount of ordinary income taxable for Federal income tax purposes allocated to such series of MuniPreferred to be included in such dividend, divided by the number of shares in such series.


                                I-2